CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 10, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Liberty All-Star Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
   PricewaterhouseCoopers LLP
   Boston, Massachusetts
   June 3, 2004